Exhibit 5.1

SIDLEY AUSTIN LLP ONE SOUTH DEARBORN STREET CHICAGO, IL 60603 (312) 853 7000 (312) 853 7036 FAX	BEIJING BRUSSELS CHICAGO DALLAS FRANKFURT GENEVA HONG KONG HOUSTON LONDON	LOS ANGELES NEW YORK PALO ALTO SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.
FOUNDED 1866

May 29, 2013

Allscripts Healthcare Solutions, Inc.

222 Merchandise Mart Plaza, Suite 2024

Chicago, Illinois 60654

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to (i) the Registration Statement on Form S-3, File No. 333-188901 (the “Registration Statement”), filed by Allscripts Healthcare Solutions, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), which Registration Statement became effective upon filing pursuant to Rule 462(e) under the Securities Act, (ii) the Company’s prospectus, dated May 29, 2013 (the “Base Prospectus”), that forms a part of the Registration Statement and (iii) the Company’s prospectus supplement, dated May 29, 2013 (the “Prospectus Supplement”), filed by the Company with the Commission on May 29, 2013, supplementing the Base Prospectus and relating to the offering by the selling stockholders referred to therein of up to 3,823,453 shares (the “Shares”) of the Company’s Common Stock, $0.01 par value per share. The Shares have been issued pursuant to the Share Purchase Agreement, dated as of March 4, 2013 (the “Share Purchase Agreement”), among Allscripts Healthcare International Holdings, LLC, dbMotion, Ltd., Shareholder Representative Services LLC, the Sellers named therein and the Company.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement and the exhibits thereto, the Base Prospectus, the Prospectus Supplement, the Fourth Amended and Restated Certificate of Incorporation of the Company, the Amended and Restated By-Laws of the Company and the resolutions adopted by the board of directors of the Company relating to the Registration Statement and the issuance of the Shares pursuant to the Share Purchase Agreement. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships.

Allscripts Healthcare Solutions, Inc.

May 29, 2013

examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that each Share has been validly issued and is fully paid and non-assessable.

This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP